AMENDMENT

TO

DEPOSITORY AND CUSTODIAL AGREEMENT

This Amendment to Depository and Custodial Agreement, dated as of December 15, 2008 (the “Amendment”), is between Ameriprise Trust Company (“Custodian”) and Ameriprise Certificate Company (“ACC”) and amends the Depository and Custodial Agreement, dated as of December 31, 2006 (the “Agreement”), between Custodian and ACC.

WITNESSETH:

WHEREAS, Custodian and ACC are parties to the Agreement; and

WHEREAS, Custodian and ACC desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

(1)	Exhibit A to the Agreement (Ameriprise Certificate Company Annual Fee Schedule) is hereby replaced with the attached Exhibit A, effective as of the date of this Amendment.

(2)	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

AMERIPRISE TRUST COMPANY

By:	/s/ Amy K. Johnson
Name: Title:	Amy K. Johnson President

AMERIPRISE CERTIFICATE COMPANY

By:	/s/ Scott R. Plummer
Name: Title:	Scott R. Plummer Vice President, General Counsel and Secretary

Exhibit A

[REDACTED]